                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington D. C. 20549
            FORM 24F-2: ANNUAL NOTICE OF SECURITIES SOLD, PURSUANT TO
                                   RULE 24F-2
  READ INSTRUCTIONS AT END OF FORM BEFORE PREPARING FORM. PLEASE PRINT OR TYPE.

  1. NAME AND ADDRESS OF ISSUER:

  Nations Institutional Reserves
  111 Center Street
  Little Rock, AR  72201

  2. NAME OF EACH SERIES OR CLASS OF FUNDS FOR WHICH THIS NOTICE IS FILED:

  Nations Cash Reserves-Capital Shares. Nations Cash Reserves-Liquidity Shares. Nations Cash Reserves-Adviser Shares. Nations Cash Reserves-Market Shares. Nations Government Reserves-Capital Shares. Nations Government Reserves-Liquidity Shares. Nations Government Reserves-Adviser Shares. Nations Government Reserves-Market Shares. Nations Municipal Reserves-Capital Shares. Nations Municipal Reserves-Liquidity Shares. Nations Municipal Reserves-Adviser Shares. Nations Municipal Reserves-Market Shares. Nations Treasury Reserves-Capital Shares. Nations Treasury Reserves-Liquidity Shares. Nations Treasury Reserves-Adviser Shares. Nations Treasury Reserves-Market Shares.

  3. INVESTMENT COMPANY ACT FILE NUMBER: 811-6030

     SECURITIES ACT FILE NUMBER:    33-33144

  4. LAST DAY OF FISCAL YEAR FOR WHICH THIS NOTICE IS FILED:

                                 APRIL 30, 1997

  5. CHECK BOX IF THIS NOTICE IS BEING FILED MORE THAN 180 DAYS AFTER THE CLOSE OF THE ISSUER'S FISCAL YEAR END FOR PURPOSES OF REPORTING SECURITIES SOLD AFTER THE CLOSE OF THE FISCAL YEAR BUT BEFORE TERMINATION OF THE ISSUER'S 24F-2 DECLARATION: [ ]

  6. DATE OF TERMINATION OF ISSUER'S DECLARATION UNDER RULE 24F-2(A)(1), IF APPLICABLE (SEE INSTRUCTION A.6):

                                       N/A

  7. NUMBER AND AMOUNT OF SECURITIES OF THE SAME CLASS OR SERIES WHICH HAD BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OTHER THAN PURSUANT TO RULE 24F-2 IN A PRIOR FISCAL YEAR, BUT WHICH REMAINED UNSOLD AT THE BEGINNING OF THE FISCAL YEAR:
                                       N/A

  8. NUMBER AND AMOUNT OF SECURITIES REGISTERED DURING THE FISCAL YEAR OTHER THAN PURSUANT TO RULE 24F-2:

                           NUMBER: 202,969,458
                           SALE PRICE: $202,969,458.00

  9. NUMBER AND AGGREGATE SALE PRICE OF SECURITIES SOLD DURING THE FISCAL YEAR:

                           NUMBER: 21,402,246,728 SHARES
                           SALE PRICE:      $21,402,246,728.00

  10. NUMBER AND AGGREGATE SALE PRICE OF SECURITIES SOLD DURING THE FISCAL YEAR IN RELIANCE UPON REGISTRATION PURSUANT TO RULE 24F-2:

                           NUMBER: 21,199,277,270 SHARES
                           SALE PRICE:      $21,199,277,270.00

  11. NUMBER AND AGGREGATE SALE PRICE OF SECURITIES ISSUED DURING THE FISCAL YEAR IN CONNECTION WITH DIVIDEND REINVESTMENT PLANS, IF APPLICABLE (SEE INSTRUCTION B.7):
                           NUMBER:       41,732,993 SHARES
                           SALE PRICE:  $41,732,993.00

  12. CALCULATION OF REGISTRATION FEE:

  (i) Aggregate sale price of securities sold during the fiscal year in reliance on Rule 24f-2 (from Item 10):
                                                              $21,199,277,270.00

  (ii) Aggregate price of shares issued in connection with dividend reinvestment plans (from Item 11, if applicable):
                                                                  +41,732,993.00

  (iii) Aggregate price of shares redeemed or repurchased during the fiscal year (if applicable):
                                                              -19,165,857,773.00

  (iv) Aggregate price of shares redeemed or repurchased and previously applied as a reduction to filing fees pursuant to Rule 24e-2 (if applicable):
                                                                           +0.00

  (v) Net aggregate price of securities sold and issued during the fiscal year in reliance on Rule 24f-2 [line (i), plus
  line (ii), less line (iii), plus line (iv)] (if applicable):
                                                                2,075,152,490.00

  (vi) Multiplier prescribed by Section 6(b) of the Securities
  Act of 1933 or other applicable law or regulation (see
  Instruction C.6):
                                                                    x 1/33 of 1%

  (vii) Fee due [line (i) or line (v) multiplied by line (vi)]:
                                                                     $628,834.09

  INSTRUCTION: ISSUERS SHOULD COMPLETE LINES (II), (III), (IV) AND (V) ONLY IF THE FORM IS BEING FILED WITHIN 60 DAYS AFTER THE CLOSE OF THE ISSUER'S FISCAL YEAR. See Instruction C.3.

  Check box if fees are being remitted to the Commission's lockbox depository as described in Section 3a of the Commission's Rule of Informal and Other Procedures (17 CFR 202.3a). [ x ]

  Date of mailing or wire transfer of filing fees to the Commission's lockbox depository:

                                  JUNE 25, 1997

                                   SIGNATURES

  This report has been signed below by the following persons on behalf of the issuer and in the capacities and on the dates indicated.

  By: \s\ JAMES EDWARD BANKS, JR.
          ASSISTANT SECRETARY

  Date:    JUNE 26, 1997

                      [MORRISON & FOERSTER LLP LETTERHEAD]



                                  June 26, 1997


Nations Institutional Reserves
111 Center Street
Little Rock, AR  72201


         Re: Issuance and Sale of Shares of Beneficial Interest of Nations Institutional Reserves; Registration on Form N-1A Pursuant to Rule 24f-2

Ladies and Gentlemen:

      Nations Institutional Reserves (the "Trust") has requested our opinion in connection with the sale or issuance by the Trust of 21,443,979,721 shares of beneficial interest (the "Shares"), in the aggregate, of all classes of Shares of all portfolios of the Trust (collectively, the "Funds").

      We have examined documents relating to the organization of the Trust and the authorization for registration and sale of Shares of each of the Funds. The opinion given below only relates to the law of the Commonwealth of Massachusetts, the laws under which the Trust was organized, and is subject to the condition that the Trust is in compliance with the provisions of any applicable laws, regulations and permits of any state or foreign country in which any Shares of any of the Funds are sold.

      Based upon and subject to the foregoing, we are of the opinion that:

      The issuance and sale of the Shares by the Trust have been duly and validly authorized by all appropriate action and, assuming delivery by sale or in accord with the Funds' dividend reinvestment plan was in accordance with the description set forth in the Trust's current prospectuses under the Securities Act of 1933, the Shares have been legally issued, fully paid and are non-assessable.

      We consent to the submission of a copy of this opinion to the Securities and Exchange Commission in connection with the filing of the Trust's Rule 24f-2 Notice, as amended, under the Investment Company Act of 1940, as amended.

                                                Very truly yours,

                                                /S/ MORRISON & FOERSTER LLP

                                                MORRISON & FOERSTER LLP

Prepared by:______________________________

Reviewed by:______________________________

Signed by:________________________________